As filed with the Securities and Exchange Commission on March 13, 2006

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934
United States Oil Fund, LP

(Exact name of registrant as specified in its charter)

Delaware	20-2830691

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1320 Harbor Bay Parkway, Suite 145 Alameda, California	94502

(Address of principal executive offices)	(Zip Code)
If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-124950
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on
to be so registered	which each class is to be registered

Units of United States Oil Fund, LP	American Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of the Registrant’s Securities to be Registered
     The securities to be registered hereby are units of United States Oil Fund, LP (“USOF”). The description of the units contained in the sections entitled “The Units,” “Creations and Redemptions,” “Who is the General Partner?,” and “U.S. Federal Income Tax Considerations,” in the Prospectus included in USOF’s Registration Statement on Form S-1 (File No. 333-124950), filed with the Securities and Exchange Commission on March 13, 2006 as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.
Item 2. Exhibits
     The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1	USOF’s Form S-1 Registration Statement, as amended (Registration No. 333-124950), filed with the Securities and Exchange Commission on March 13, 2006 (incorporated herein by reference)

2	Form of the First Amended and Restated Limited Partnership Agreement (incorporated herein by reference to Exhibit 3.1 to USOF’s Form S-1 Registration Statement, as amended (Registration No. 333-124950)

3	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to USOF’s Form S-1 Registration Statement, as amended (Registration No. 333-124950)

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 8, 2006
United States Oil Fund LP

	By:	Victoria Bay Asset Management, LLC
its General Partner

	By:	/s/ Nicholas D. Gerber

Nicholas D. Gerber
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
1	USOF’s Form S-1 Registration Statement, as amended (Registration No. 333-124950), filed with the Securities and Exchange Commission on March 13, 2006 (incorporated herein by reference)

2	Form of the First Amended and Restated Limited Partnership Agreement (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement)

3	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Form S-1 Registration Statement)